SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Cash Reserves Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirement as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For       Against     Abstain
      263,478,737 6,577,176   15,086,323

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                           Broker
      For       Against      Abstain     Non-Votes
  191,164,722  11,467,666   25,810,353   56,699,496

Investment policies

                                           Broker
      For       Against      Abstain     Non-Votes
  191,199,914  11,416,023   25,826,804   56,699,496

Diversification

                                           Broker
      For       Against      Abstain     Non-Votes
  192,302,826  11,313,112   25,826,804   56,699,496

Borrowing

                                           Broker
      For       Against      Abstain     Non-Votes
  191,162,670  11,453,267   25,826,804   56,699,496

Senior securities

                                           Broker
      For       Against      Abstain     Non-Votes
  191,371,448  11,244,489   25,826,804   56,699,496

Concentration

                                           Broker
      For       Against      Abstain     Non-Votes
  191,308,132  11,307,805   25,826,804   56,699,496

Underwriting of securities

                                           Broker
      For       Against      Abstain     Non-Votes
  191,392,183  11,223,755   25,826,804   56,699,496

Investment in real estate

                                           Broker
      For       Against      Abstain     Non-Votes
  191,071,341  11,544,597   25,826,804   56,699,496

Purchase of commodities

                                           Broker
      For       Against      Abstain     Non-Votes
  191,390,195  11,225,742   25,826,804   56,699,496

Lending

                                           Broker
      For       Against      Abstain     Non-Votes
  191,229,780  11,386,158   25,826,804   56,699,496

Margin purchases and short sales

                                           Broker
      For       Against      Abstain     Non-Votes
  190,827,796  11,788,141   25,826,804   56,699,496

Purchases of securities of related issuers

                                           Broker
      For       Against      Abstain     Non-Votes
  190,942,570  11,673,368   25,826,804   56,699,496

Restricted and illiquid securities

                                           Broker
      For       Against      Abstain     Non-Votes
  191,059,854  11,556,084   25,826,804   56,699,496

Purchases of securities

                                           Broker
      For       Against      Abstain     Non-Votes
  191,301,623  11,314,314   25,826,804   56,699,496

Purchases of options and warrants

                                           Broker
      For       Against      Abstain     Non-Votes
  191,214,257  11,401,681   25,826,804   56,699,496

Investment for the purpose of exercising control or management

                                           Broker
      For       Against      Abstain     Non-Votes
  191,238,025  11,377,913   25,826,804   56,699,496

Investment in mineral exploration

                                           Broker
      For       Against      Abstain     Non-Votes
  190,960,317  11,655,621   25,826,804   56,699,496

Investment in issuers with short histories

                                           Broker
      For       Against      Abstain     Non-Votes
  190,779,028  11,836,909   25,826,804   56,699,496

Investment in other investment companies

                                           Broker
      For       Against      Abstain     Non-Votes
  190,860,204  11,755,734   25,826,804   56,699,496

Investment other than in accordance with objectives and policies

                                           Broker
      For       Against      Abstain     Non-Votes
  190,315,085  12,300,853   25,826,804   56,699,496



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